Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Extends Long-Term Agreement With Cinema Advertising

Leader Screenvision and Receives Ownership Interest

September 27, 2010

COLUMBUS, Ga. — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3D motion picture exhibitor, today announced the modification of a long-term, exclusive exhibition agreement with Screenvision, a leading innovator in cinema advertising. The modified agreement extends Carmike’s existing relationship with Screenvision for a 30-year term. In addition to its regular periodic payments throughout the term of the agreement, Carmike will receive a cash payment of $30 million in January, 2011. Carmike will also receive an approximately 20% ownership interest in the growth of Screenvision.

“We have been a business partner of Screenvision for over twenty years and we plan to be a partner for many more,” said David Passman, President & Chief Executive Officer of Carmike. “Adding an ownership interest to our already excellent business relationship is an exciting opportunity for Carmike’s shareholders to benefit in the growth of Screenvision. In addition, although still in its early stages, we expect alternative content to play an increasingly important role in further enhancing capacity utilization of entertainment complexes, and with its growing digital footprint and extensive distribution network, we believe Screenvision continues to be the right partner for Carmike.”

“Carmike is a technological innovator in the exhibition industry and our partnership has only become stronger with this agreement,” said Darryl Schaffer, Executive Vice President – Exhibitor Relations at Screenvision.

The extended exhibition agreement is effective upon closing of Carmike’s acquisition of the ownership interest in Screenvision, which is expected to be in October 2010.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of June 30, 2010, Carmike had 240 theatres with 2,250 screens in 35 states. Carmike’s digital cinema footprint reached 2,125 screens, including 197 theatres with 544 screens that are also equipped for 3-D. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.

About Screenvision

Headquartered in New York, N.Y., Screenvision is a national leader in cinema advertising, offering on-screen advertising, in-lobby promotions and integrated marketing programs to national, regional and local advertisers and providing comprehensive cinema advertising representation services for its theatrical exhibitor partners. The Screenvision cinema advertising network is comprised of over 15,000 screens in 2,500 theatre locations across all 50 states and 93% of DMAs nationwide; delivering through more than 150 theatrical circuits, including 10 of the top 15 exhibitor companies. For more information: www.screenvision.com.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding future operating results, the growth of the Screenvision equity interest and the consummation of the Screenvision transactions described herein. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2009 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Joseph Jaffoni	Richard B. Hare
Jaffoni & Collins – Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

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